                                                                   Exhibit 10.28

 [LETTERHEAD OF FIRST ALLMERICA FINANCIAL LIFE INSURANCE COMPANY APPEARS HERE]



                                         September 25, 1997


Larry C. Renfro


Dear Larry:

This letter agreement sets forth the relationship between yourself and First Allmerica Financial Life Insurance Company (together with its affiliates and subsidiaries, hereinafter referred to as the "Company") for the period September 2nd through November 30, 1997. In addition, this letter agreement sets forth the terms and conditions of the severance agreement between yourself and the Company terminating your employment relationship with the Company as of the close of business on November 30, 1997. Finally, this agreement also sets forth the terms and conditions of a so-called independent producer agreement between yourself and the Company.

September 2nd through November 30, 1997 Period (the "Interim Period")
---------------------------------------------------------------------

1. Effective at the close of business on September 2, 1997, you were relieved of your management or administrative responsibilities which you had in your capacity as a Vice President of the Company and as a member of the so-called "Operating Committee". Notwithstanding your having been relieved of these duties and responsibilities, you agree to assist the Company in making a smooth and orderly transition of your management/administrative duties and responsibilities to new individuals. You agree to resign as a Director of the Company and as an officer and/or Director of any subsidiary of the Company, and as an officer of Allmerica Financial Corporation ("AFC") as soon as possible, but in no event later than September 30, 1997. Your resignation of these positions shall be in the form of Exhibit A.

2. Notwithstanding your transition assistance as set forth in paragraph 1 above, you acknowledge and agree that your primary responsibility during the September 2 through November 30 time frame will be to devote your energies to the sale of the Company's products and/or services. You agree to use your best efforts to pursue existing contacts and to develop any new contacts that may arise in the normal course of your activities during this Interim Period. Any and all business flowing from your efforts during this Interim Period shall be considered to be an asset of the Company and any sales resulting from your efforts during this Interim Period will belong to the Company without any additional consideration having to be paid to you. A sale resulting

Larry C. Renfro
September 25, 1997
Page 2

   from your efforts shall mean any sale which is initiated or consummated during the Interim Period or any sales resulting within twelve months thereafter from a contact made by you before or during the Interim Period. Any sale resulting from your efforts which is placed with or by the Company shall be without any commission or payments of any kind or nature being owed to you by the Company, except as set forth in the following paragraph.

3. During the Interim Period you will be compensated at your current rate of compensation and you will be entitled to receive all existing fringe benefits which you are currently entitled to receive as an employee.

4. During the Interim Period, your current office space will be available to you and you may utilize your current secretarial assistance. However, you agree to use your current office space only as needed to fulfill your Interim Period responsibilities. To the extent you do not need to use your current office space, you agree not to use such office space during the Interim Period.

5. If during the Interim Period your performance is unacceptable, the employment relationship between you and the Company may be terminated immediately. The decision as to whether your performance during the Interim Period is unacceptable will be made by John F. O'Brien. Mr. O'Brien's decision shall be final and shall be made at his sole discretion. It is hereby agreed that you will receive two week notice of and an opportunity to discuss any termination with Mr. O'Brien if Mr. O'Brien wishes to terminate your employment during the Interim Period. In the event Mr. O'Brien terminates your employment prior to November 30, 1997, Mr. O'Brien may also at that time terminate the Independent Producer Agreements (as defined below) between you and the Company. In the event your employment is terminated by Mr. O'Brien before the end of the Interim Period, or when your employment terminates at the end of the Interim Period, you shall be entitled to the severance benefits set forth below provided you adhere to the terms and conditions attached to your receipt of those severance benefits. Except for the benefits set forth in the Severance Terms and Conditions, you shall not be entitled to any benefits at the time your employment is terminated.

6. You also agree during the Interim Period to allow an individual or individuals of the Company's choosing to accompany you to meetings with existing or potential clients or contacts. You acknowledge that the intent of this provision is to assist the Company in making an orderly transition from your being responsible for Allmerica Financial Institutional Services to your role as an independent producer. You agree to use your best efforts to communicate to this individual or individuals information that is needed to continue the relationships that may exist between yourself or your former area of responsibility and the Company's existing and/or potential clients and contacts.


7. During the Interim Period, you agree to use your best efforts to obtain any licenses that you will need to fulfill the functions required of you under the Independent Producer Agreements. The

Larry C. Renfro
September 25, 1997
Page 3


   Company recognizes that your current travel schedule and other demands placed upon you during the Interim Period may preclude you from obtaining any licenses during the Interim Period.

Severance Terms and Conditions
------------------------------

1. Resignation.  With the close of business on November 30, 1997, you agree to
   -----------
   resign as an officer of the Company. Your officer resignation will be in accordance with Exhibit B.

2. Health Benefits.  For the period December 1, 1997 through May 31, 1999, the
   ----------------
   Company will provide medical coverage to you and your dependents. This coverage will be provided either through the health benefits set forth in section 2(c) of the Independent Producer Terms and Conditions or by the Company providing benefits through COBRA. The benefits to be provided will be similar to the health benefits which you currently are receiving as an employee of the Company. The cost of benefits provided under this section shall be paid partly by the Company and partly by you. The Company's share shall be the same dollar cost that the Company would pay for such benefits if you had remained an employee of the Company. Your share would be the amount you would have paid if you remained an employee of the Company.

3. Monthly Payments.  Assuming you have agreed to and this letter agreement has
   -----------------
   become effective, then commencing on January 1, 1998, the Company will pay you monthly in advance $50,000. These payments will be paid to you until December 1, 1998 provided you do not violate paragraph 10, 11, and/or 12 as set forth below in this portion of the agreement called Severance Terms and Conditions. If you die before you have received all the payments you are due pursuant to the provisions of this section entitled Severance Terms and Conditions, the Company agrees to pay to your spouse, or anyone else you inform the Company is your beneficiary, the unpaid portion of the payments due you pursuant to the provisions of this paragraph. Notwithstanding the foregoing, if this agreement is terminated due to your violation of the provisions of paragraph 10, 11, and/or 12 hereof, then you, your spouse or your beneficiary shall not receive or be entitled to receive any payments to be made subsequent to the date of such violation. Any payments made prior to such violation shall, at the sole discretion of the Company, be returned to the Company by you, your spouse or your beneficiary. In the event you or the Company terminates the Independent Producer Agreements (as defined in section 1 of the Independent Producer Terms and Conditions), you will still be entitled to the payments due pursuant to the terms of this section.


4. Termination Date.  Your termination date with the Company shall be November
   -----------------
   30, 1997 unless John F. O'Brien in his sole discretion decides to terminate your employment during the Interim Period. In such an event, your termination date shall be the date that John F. O'Brien terminates your employment. If your employment is terminated before November 30, 1997, you shall still

Larry C. Renfro
September 25, 1997
Page 4


   be entitled to receive the payments due under paragraph 3 hereof in accordance with the terms of paragraph 3.

5. Vacation Entitlement.  The Company will pay you for any unused accrued
   --------------------
   vacation time which you may have as of November 30, 1997, or if your employment is terminated prior to November 30, 1997, you will be paid for any unused accrued vacation time which you may have as of the last day of the month preceding the date that your employment is terminated.

6. Incentive Compensation.  You acknowledge that you will not be entitled to a
   -----------------------
   payment under the 1997 Short Term Incentive Compensation Plan of the Company.

7. Stock Option Plan.  You acknowledge that you are currently a participant in
   -----------------
   the Allmerica Financial Corporation Long Term Stock Incentive Plan (the "AFC Plan"). In light of the fact that your employment will terminate on or before November 30, 1997, you acknowledge and agree that pursuant to the terms of the AFC Plan you will forfeit all unvested options which you have under the Plan. At the present time, all options which you have under the Plan are unvested; thus, your entire interest in the AFC Plan shall be forfeited upon the termination of your employment.

8. Restricted Stock.  Pursuant to the terms of a certain restricted stock
   -----------------
   agreement dated April 4, 1997 between Allmerica Financial Corporation and you (the "Restricted Stock Agreement"), the Company has the right upon the termination of your employment prior to April 4, 2000 to have the so-called Match Shares (as defined in the Restricted Stock Agreement) returned to the Company for no consideration. The Company hereby exercises its right to have you return to it the Match Shares for no consideration. You acknowledge and agree to return to the Company the Match Shares for no consideration on or before November 30, 1997.

9. Release.  In consideration of the Company's agreement as set forth herein,
   -------
   you hereby knowingly and voluntarily agree to release the Company, Allmerica Financial Corporation ("AFC"), its subsidiaries and affiliates, its and their present and former officers, directors, employees, agents and their successors and assigns (collectively "Releasees") from any and all liabilities, demands, debts, damages, suits, covenants, agreements, contracts, benefits, promises, claims, including, but not limited to, claims for payment under the Company's 1997 Short Term Incentive Compensation Plan, the third payment under the Company's 1995 Long Term Incentive Compensation Plan, the second and third payments under the Company's 1996 Long Term Incentive Compensation Plan, and the first, second and third payments under the Company's 1997 Long Term Incentive Compensation Plan, and the right to all options issued to you under the AFC Plan, and the right to the Match Shares (as defined in the Restricted Stock Agreement) and claims arising under Title VII of the Civil Rights Act of 1964, as amended, including, but not limited to, any and all claims which you may have for age, race or sex discrimination and rights or claims arising under the Age Discrimination in Employment Act, the Fair Labor Standards Act, the Americans With Disabilities Act, the Family and Medical

Larry C. Renfro
September 25, 1997
Page 5


    Leave Act and claims, if any, for wrongful termination or any claim arising out of or in any way relating to your employment with the Company. Your release (the "Renfro Release") shall be in the form attached hereto as Exhibit C. However, the Renfro Release shall not affect any obligations of the Company made pursuant to the terms of this letter agreement.

    THE FOREGOING MEANS THAT BY SIGNING THE RENFRO RELEASE YOU WILL HAVE WAIVED ANY RIGHT YOU HAVE TO BRING A LAWSUIT OR MAKE A LEGAL CLAIM AGAINST ALLMERICA FINANCIAL CORPORATION, THE COMPANY OR ANY OF THE RELEASEES UP TO THE SIGNING OF THE RENFRO RELEASE, AND THAT YOU WILL HAVE RELEASED THE RELEASEES OF ANY AND ALL CLAIMS OF ANY NATURE ARISING ON OR BEFORE THE SIGNING OF THE RENFRO RELEASE.

    In addition, the Renfro Release does not waive any rights or claims that arise after the date the Renfro Release is executed. You agree to execute the Renfro Release as of your Termination Date as defined in paragraph 4 of this section.

10. Confidentiality.  The terms and conditions of this letter agreement shall be
    ---------------
    held in confidence by the Company and by you, except as may be required by law, by state or federal tax or regulatory agencies, by an order of a court of competent jurisdiction, or as may be necessary by either party in connection with the enforcement of the terms hereof.

    You agree not to directly or indirectly discuss with or provide information to the news media, legislative or regulatory bodies, the brokerage, financial or insurance communities, or in any form of communication reveal in any way information which is detrimental to the best interest of the Company, Allmerica Financial Corporation, its subsidiaries and its/their directors, officers and employees.

11. Non-Solicitation/Competition.  You acknowledge and reaffirm that you have
    ----------------------------
    entered into a certain Compensation Agreement between the Company and yourself, a copy of which Compensation Agreement is attached hereto as Exhibit D (the "Compensation Agreement"). Pursuant to section 3 of the Compensation Agreement, you have agreed not to recruit or solicit employees or customers of the Company, all as more fully set forth in Section 3 of the Compensation Agreement. You further acknowledge that the payments to be made pursuant to paragraph 2 of this section entitled Severance Terms and Conditions will satisfy any and all payment obligations which the Company may have to you pursuant to section 3 of the Compensation Agreement, and accordingly, the terms of section 3 of the Compensation Agreement shall remain in full force and effect.

    You also acknowledge and reaffirm that you have entered into a certain Non-Solicitation Agreement with Allmerica Financial Corporation dated April 4, 1997 (a copy of that agreement is attached hereto as Exhibit E, the "Non-Solicitation Agreement"). You hereby acknowledge and reaffirm that that Non-Solicitation Agreement pursuant to its terms and conditions remains

Larry C. Renfro
September 25, 1997
Page 6


    in full force and effect and that the payments you will receive under this Agreement shall be additional consideration for the Non-Solicitation Agreement. The Non-Solicitation Agreement would be effective for the two year period following the termination of your employment.

    To the extent, if any, that there is an inconsistency between the Compensation Agreement and the Non-Solicitation Agreement, the more restrictive provision concerning your solicitation shall be applicable.

    You also agree for the period December 1, 1997 through November 30, 1998, not to directly or indirectly, as an individual, sole proprietor, partner, stockholder, officer, employee, director, joint venturer, investor, lender or any other capacity whatsoever (other than as the holder of not more than 1% of the total outstanding stock of a publicly held company) engage in the business of developing, producing, marketing, selling or servicing products and/or services of the kind or type developed or being developed, produced, marketed, sold or serviced by the Company while you were employed by the Company. In addition you agree for the period December 1, 1997 through November 30, 1998, not to accept employment with, provide consulting services to or in any other capacity provide services directly or indirectly to a competitor of the Company or any of its subsidiary or affiliated companies without the prior written consent of the Company.

    If any restriction set forth in this paragraph is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period or over too great a range of activities, or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

    You agree and acknowledge that the restrictions contained in this section are necessary for the protection of the business and good will of the Company and its subsidiaries and affiliates and are considered by you to be reasonable for such purpose.

12. Proprietary Information.  You acknowledge that your position with the
    -----------------------
    Company has been one of high trust and confidence and that in the course of your services to the Company you have had access to and contact with Proprietary Information. You agree not to disclose to others, or use for your benefit or the benefit of others, any Proprietary Information. For purposes of this Agreement, Proprietary Information shall mean confidential information concerning the business, prospects and goodwill of the Company and/or its subsidiaries and affiliates, including, by way of illustration and not limitation, all information (whether or not patentable and whether or not copyrightable) owned, possessed or used by the Company and/or its subsidiaries and affiliates, including, without limitation, distribution plans including plans or strategies to be used in the distribution of products or services to banks or through banks or the distribution of products or services through the so-called work site methods, vendor information, customer/client information, potential clients or contacts, trade secrets, reports, new product information, marketing or business plans, unpublished financial information, budgetary/price/cost information or agent, broker, employee or insured lists.

Larry C. Renfro
September 25, 1997
Page 7

13. Remedies.  You acknowledge that any breach of the provisions of paragraph
    --------
    10, 11 and/or 12 of this section of the agreement entitled Severance Terms and Conditions shall result in serious and irreparable injury to the Company and/or its subsidiaries and affiliates for which the Company cannot be adequately compensated by monetary damages alone. You agree, therefore, that in addition to any other remedy which it may have, the Company shall be entitled to specific performance of paragraph 10, 11 and/or 12 of this section of the letter agreement by you and to seek both temporary and permanent injunctive relief (to the extent permitted by law) without the necessity of proving actual damages.

14. Advice of Counsel.  You acknowledge that you have been advised by the
    -----------------
    Company to consult with an attorney prior to executing this letter agreement and that you have been given at least twenty-one (21) days in which to consider this agreement. You acknowledge that you were given a copy of this agreement on September 6, 1997.

15. Revocation Period.  Upon your execution of this letter agreement, you shall
    -----------------
    have seven days in which you may revoke this agreement. In addition, this agreement will not become effective or enforceable until this revocation period has elapsed.

16. Withholding.  You acknowledge that any payments made pursuant to this
    -----------
    agreement will be subject to appropriate federal and state withholding in the year in which paid.

17. Arbitration.  If any dispute shall arise between you and the Company with
    -----------
    reference to the interpretation of this agreement or the rights of either party with respect to any transaction under this letter agreement, the dispute shall be referred to an arbitrator who is mutually acceptable to you and the Company. If the parties are unable to agree upon a mutually acceptable arbitrator, then the arbitrator shall be selected pursuant to the Commercial Arbitration Rules of the American Arbitration Association.

    The arbitration shall take place in the Commonwealth of Massachusetts and the arbitration proceedings are to be governed by the rules of the American Arbitration Association and the Massachusetts Arbitration Law. The decision of the arbitrator shall be final and binding upon both you and the Company and judgment upon the award rendered by the arbitrator may be entered into any court having jurisdiction thereof.

    The expense of the arbitrator and of the arbitration shall be paid by the party who loses such arbitration. In the event the arbitrator determines that neither party has lost the arbitration, the expense shall be paid equally by you and the Company. Arbitration is the sole remedy for disputes arising under this letter agreement.

18. Successors and Assigns.  This letter agreement shall be binding upon you,
    ----------------------
    your heirs, executors, administrators and assigns and upon the Company, its successors and assigns.

Larry C. Renfro
September 25, 1997
Page 8

Independent Producer Terms and Conditions:
-----------------------------------------

1. You and the Company (and such subsidiaries and affiliates as are appropriate) shall enter into agreements substantially in accordance with the terms and conditions contained in Exhibits F and G attached hereto (Exhibits F and G hereinafter collectively referred to as the "Independent Producer Agreements").

2. Notwithstanding the terms and conditions set forth in the attached Independent Producer Agreements, the Independent Producer Agreements that will be signed by you and the Company shall contain the following terms and conditions:

    (a) For a period up to 12 months, the Company will provide you on a monthly basis an allowance of $2,000 a month to reimburse you for the cost of leasing office space of up to 1,000 square feet in Andover, Massachusetts or other mutually agreeable location. In addition, the Company will give to you your existing office and conference room furniture. In addition, the Company will supply you with secretarial furniture and related computer equipment. You may purchase the secretarial furniture and related computer equipment at the end of the 12 month period for its then current fair market value. The Company will also provide you a monthly allowance to reimburse you for leasing a copy machine and a fax machine for a period of up to 12 months. However, in no event shall the allowance for leasing such copy and fax machines exceed $208 per month. In addition, the Company will provide you an allowance of $4,000 per month for up to 12 months to hire a secretary or other administrative assistant that you feel is appropriate.

    (b) Jack O'Brien, in his sole discretion, may terminate the Independent Producer Agreements during the period December 1, 1997 through November 30, 1998. In the event these Agreements are terminated, all allowances provided by the Company will terminate as of the first day of the month succeeding such termination.

    (c) The Company, in its sole discretion, may allow you to be a participating employer in its group term and health plans as those plans relate to general agents of the Company. However, if the Independent Producer Agreements are terminated on or before November 30, 1998, the benefits provided under this section shall also terminate as of the first day of the month following such termination. In such an event you will still be entitled to the COBRA benefits set forth in section 2 of the Severance Terms and Conditions if such termination occurs prior to May 31, 1999.

    (d) Due to the fact that the Independent Contractor Agreements are unique and the services you will provide do not necessarily coincide with services provided under existing sales arrangements that the Company may have with agents and/or brokers, the commissions that

Larry C. Renfro
September 25, 1997
Page 9

        would be payable to you may in many cases have to be negotiated on a case by case basis. The Company will work with you to establish commission rates. However, to the extent the standard commission rates are not appropriate or applicable, you agree to negotiate with the Company on a case by case basis commissions that may be due you from the sale of various products and services.

    (e) During the period December 1, 1997 to November 30, 1998, all business that is generated by you must be presented to the Company. If the Company decides not to accept such business, you agree not to place such business with another company without the Company's prior written approval. You agree that the Company may accept certain types or kinds of business without accepting all business generated by you. For example, if you sell a case involving P&C, 401(k) and EPLI coverage, the Company may accept the P&C and 401(k) business without accepting the EPLI coverage. For the period December 1, 1998 through November 30, 1999, any business that you write shall be first offered to the Company. If the Company refuses to accept such business you may place such business with other companies on the same terms and conditions as was offered to the Company. For the period December 1, 1997 through November 30, 1998, any business that is generated by you and another person or entity must be presented to the Company. If the Company decides not to accept such business you may place such business with another company on the same terms and conditions as offered to the Company. As set forth above, the Company may accept certain types or kinds of business without accepting all business generated by you and another person or entity.

    (f) Your status under the Independent Producer Agreements shall be that of an independent contractor and your compensation will only be in the form of commissions.

    (g) The Company's obligations as set forth in section 2(a) above shall in no event extend beyond November 30, 1998. Any commitment for benefits after November 30, 1998 is subject to future negotiation between you and the Company.

    (h) You and the Company agree to use your/its best efforts to enter into Independent Producer Agreements containing the above terms and conditions as soon as possible, but in no event later than November 30, 1997.

    (i) You agree to give the Company at least 30 days notice in the event you wish to terminate the Independent Produce Agreements. If the Company, within a reasonable period of time, addresses the reasons you have given for terminating the Independent Producer Agreements, you agree not to terminate the Independent Producer Agreements.

Larry C. Renfro
September 25, 1997
Page 10


                                         Very truly yours,

                                         FIRST ALLMERICA FINANCIAL
                                         LIFE INSURANCE COMPANY

                                         By /s/ Bruce C. Anderson
                                           ----------------------
                                               Vice President


Accepted:      /         /97

I knowingly understand and voluntarily agree to, and accept the terms and conditions set forth herein.

/s/ Larry C. Renfro
-----------------------------------
Larry C. Renfro

Date September 26, 1997
    -------------------------------



This agreement shall not be effective or enforceable until seven days following its execution and may be revoked by Larry C. Renfro prior to its effective date.

                                                                       Exhibit A



John F. O'Brien, President
First Allmerica Financial Life Insurance Company
440 Lincoln Street
Worcester MA 01653


Dear Jack:

I hereby resign, effective as of September 2, 1997, as Vice President of Allmerica Financial Corporation. In addition, I also resign, effective September 2, 1997, any other officer and/or director positions which I may hold in any subsidiary or affiliate of Allmerica Financial Corporation, except for my title as a Vice President of First Allmerica Financial Life Insurance Company.

                                         Very truly yours,

                                         /s/ Larry C. Renfro

                                         Larry C. Renfro

                                                                       Exhibit B



John F. O'Brien, President
First Allmerica Financial Life Insurance Company
440 Lincoln Street
Worcester MA 01653


Dear Jack:

I hereby resign, effective as of November 30, 1997, as Vice President of First Allmerica Financial Life Insurance Company.

                                         Very truly yours,

                                         /s/ Larry C. Renfro

                                         Larry C. Renfro

                                                                       Exhibit C


                                    RELEASE
                                    -------

In consideration of the payments to be made by First Allmerica Financial Life Insurance Company ("the Company"), pursuant to the terms of a specific letter agreement between the undersigned (as hereinafter defined) and the Company dated September 25, 1997 (the "Letter Agreement") I, Larry C. Renfro, (the "Undersigned"), hereby knowingly and voluntarily release the Company, Allmerica Financial Corporation ("AFC"), its subsidiaries and affiliates, its and their present and former officers, directors, employees, agents and their successors and assigns (collectively "Releasees") from any and all liabilities, demands, debts, damages, suits, covenants, agreements, contracts, benefits, promises, claims, including, but not limited to, claims for payment under the Company's 1997 Short Term Incentive Compensation Plan, the third payment under the Company's 1995 Long Term Incentive Compensation Plan, the second and third payments under the Company's 1996 Long Term Incentive Compensation Plan, and the first, second and third payments under the Company's 1997 Long Term Incentive Compensation Plan, and the right to all options issued to the undersigned under the AFC Plan, and the right to the Match Shares (as defined in the Restricted Stock Agreement) and claims arising under Title VII of the Civil Rights Act of 1964, as amended, including, but not limited to, any and all claims which the undersigned may have for age, race or sex discrimination and rights or claims arising under the Age Discrimination in Employment Act, the Fair Labor Standards Act, the Americans With Disabilities Act, the Family and Medical Leave Act and claims, if any, for wrongful termination or any claim arising out of or in any way relating to the undersigned's employment with the Company.

THE FOREGOING MEANS THAT BY SIGNING THIS RELEASE THE UNDERSIGNED WILL HAVE WAIVED ANY RIGHT THE UNDERSIGNED HAS TO BRING A LAWSUIT OR MAKE A LEGAL CLAIM AGAINST ALLMERICA FINANCIAL CORPORATION, THE COMPANY OR ANY OF THE RELEASEES UP TO THE SIGNING OF THIS RELEASE, AND THAT THE UNDERSIGNED WILL HAVE RELEASED THE RELEASEES OF ANY AND ALL CLAIMS OF ANY NATURE ARISING ON OR BEFORE THE SIGNING OF THIS RELEASE.

In addition, this Release does not waive any rights or claims that arise after
the date this  Release is executed.   There is specially excluded from this
Release the undersigned's right to enforce the provisions of the Letter
Agreement.


                                           /s/ Larry C. Renfro
                                          ----------------------------
                                              Larry C. Renfro

                                         Date:
                                              ------------------------